Exhibit 99.1

FOR:	MDC Partners Inc.	CONTACT:	Matt Chesler, CFA
	745 Fifth Avenue, 19th Floor		VP, Investor Relations
	New York, NY 10151		646-412-6877
mchesler@mdc-partners.com

GOLDMAN SACHS TO MAKE EQUITY INVESTMENT IN MDC PARTNERS

$95 million Convertible Preference Shares Investment Strengthens MDC Partners’ Balance Sheet

$10 Conversion Price Represents a 48% Premium to the 30-day Average Closing Price of $6.75 Per Share

New York, NY, February 15, 2017 (NASDAQ: MDCA) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced that it has entered into a definitive agreement with an affiliate of the Merchant Banking Division of Goldman Sachs (“Goldman Sachs”) pursuant to which Goldman Sachs has agreed to invest $95 million in MDC Partners through the purchase of non-voting convertible preference shares (the “Preference Shares”). In connection with the closing of the transaction, Bradley J. Gross, a managing director in the Merchant Banking Division of Goldman Sachs, will join the MDC Partners Board of Directors, which will expand to seven members. Subject to the satisfaction of certain conditions, the transaction is expected to close in the first quarter of 2017.

Scott L. Kauffman, Chairman and Chief Executive Officer of MDC Partners, said, “We are extremely pleased to be partnering with Goldman Sachs. Their investment in MDC affirms the value of our world-class agency portfolio, strengthens our balance sheet, and validates a solid finish to 2016 and our prospects going forward. Brad and his team bring an exceptional track record and important expertise to our continued pursuit of maximizing long-term shareholder value.”

Bradley J. Gross, Managing Director of Goldman Sachs, said, “We are excited to partner with MDC to help drive growth and innovation in the marketing and communications industry. The MDC partner agencies are market leaders with strong reputations and a demonstrated history of serving their clients. We look forward to working with Scott and his team to further position the company for long term growth.”

Upon completion of the transaction, Goldman Sachs will own approximately 15% of the outstanding equity of the Company, assuming the full conversion of the Preference Shares into the Company’s Class A common shares (the “Class A Shares”). The Preference Shares will have a liquidation preference that accretes at a rate of 8.0% per annum, compounded quarterly until the five-year anniversary of the issuance date of the Preference Shares.

The Preference Shares will be convertible at the option of the holder into Class A Shares at an initial conversion price of $10.00 per Preference Share (subject to customary adjustments for share splits and combinations, dividends, recapitalizations and other matters), which represents a 48% premium to the 30-day average closing price of $6.75 per Class A Share. The Company may force conversion of the Preference Shares into Class A Shares after two years if the Class A Shares close at or above 125% of the then-applicable conversion price for at least 30 consecutive trading days, and after five years if the Class A Shares close at or above 100% of the then-applicable conversion price for at least 30 consecutive trading days.

MDC Partners expects to use the net proceeds from the investment to pay down existing debt under the Company’s credit facility and for general corporate purposes.

LionTree Advisors acted as lead advisor in connection with their previously-announced engagement to conduct a comprehensive review of the Company’s financial and capital structure, which is now concluded. LionTree and JPMorgan acted as financial advisors to the Company on this transaction.

About MDC Partners Inc.

MDC Partners is one of the fastest-growing and most influential marketing and communications networks in the world. Its 50+ advertising, public relations, branding, digital, social and event marketing agencies are responsible for some of the most memorable and engaging campaigns for the world’s most respected brands. As "The Place Where Great Talent Lives," MDC Partners is known for its unique partnership model, empowering the most entrepreneurial and innovative talent to drive competitive advantage and business growth for clients. By leveraging technology, data analytics, insights, and strategic consulting solutions, MDC Partners drives measurable results and optimizes return on marketing investment for over 1,700 clients worldwide. For more information about MDC Partners and its partner firms, visit our website at www.mdc-partners.com and follow us on Twitter at http://www.twitter.com/mdcpartners.

About Goldman Sachs’ Merchant Banking Division

Founded in 1869, The Goldman Sachs Group, Inc., is a leading global investment banking, securities and investment management firm. Goldman Sachs’ Merchant Banking Division (MBD) is the primary center for the firm’s long-term principal investing activity. With nine offices across seven countries, MBD is one of the leading private capital investors in the world with equity and credit investments across corporate, real estate, and infrastructure strategies. Since 1986, the group has invested approximately $180 billion of levered capital across a number of geographies, industries and transaction types.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	the successful completion of the Goldman Sachs investment on the anticipated terms and conditions;
•	risks associated with severe effects of international, national and regional economic downturn;
•	the Company’s ability to attract new clients and retain existing clients;
•	the spending patterns and financial success of the Company’s clients;
•	the Company’s ability to retain and attract key employees;
•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;
•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities;
•	risks related to the Company’s class action litigation claims; and
•	foreign currency fluctuations.

The Company’s business strategy includes ongoing efforts to engage in acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

Page 3